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                                                             EXHIBIT 23.2







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Home Shopping Network, Inc. on Form S-8 of our reports dated October 15, 1992 (February 15, 1994 as to Note H to the consolidated financial statements) appearing in and incorporated by reference in the Annual Report on Form 10-K of Home Shopping Network, Inc. for the year ended December 31, 1993.





DELOITTE & TOUCHE

Tampa, Florida
May 31, 1994